Exhibit 5.1

January 22, 2024

60 Degrees Pharmaceuticals, Inc.

1025 Connecticut Avenue NW, Suite 1000

Washington, DC 20036

Ladies and Gentlemen:

We have acted as counsel to 60 Degrees Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering a firm commitment underwritten offering of up to (i) 4,792,333 Units (each, a “Units”), with each Unit consisting of (A) one share of common stock, par value $0.0001, of the Company (“Common Stock”), and (B) one warrant (“Non-Tradeable Warrant” and, each share of Common Stock underlying a Non-Tradeable Warrant, a “Non-Tradeable Warrant Share”) to purchase one share of Common Stock or (ii) pre-funded units in lieu thereof (each, a “Pre-Funded Unit”), with each Pre-Funded Unit consisting of (A) one pre-funded warrant (each, a “Pre-Funded Warrant” and, together with the Non-Tradeable Warrants, the “Warrants” and, each share of Common Stock underlying a Pre-Funded Warrant, a “Pre-Funded Warrant Share” and, together with the Non-Tradeable Warrant Shares, the “Warrant Shares”), with each Pre-Funded Warrant having the right to purchase one share of Common Stock and (iii) 718,850 shares of Common Stock (the “Over-Allotment Option Shares”) or Pre-Funded Warrants in lieu thereof (the “Over-Allotment Option Pre-Funded Warrants,” and each share of Common Stock underlying an Over-Allotment Option Pre-Funded Warrant, an “Over-Allotment Option Pre-Funded Warrant Share”) and/or 718,850 Non-Tradeable Warrants (the “Over-Allotment Option Non-Tradeable Warrants” and, each each of Common Stock underlying an Over-Allotment Option Non-Tradeable Warrant, an “Over-Allotment Option Non-Tradeable Warrant Share” and, together with the Over-Allotment Option Pre-Funded Warrant Shares, the “Over-Allotment Option Warrant Shares”), issuable upon the exercise of an over-allotment option granted by the Company to the underwriters (the “Over-Allotment Option”). The Units and Pre-Funded Units, including the underlying Shares, the Warrants and the Warrant Shares are to be sold in connection with an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the underwriter. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as currently in effect, (ii) the Company’s Amended and Restated Bylaws as currently in effect, (iii) the Registration Statement and related Prospectus, (iv) the form of underwriting agreement, (v) the form of Pre-funded Warrant, (vi) the form of Warrant and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, including with regard to the Units, the Pre-Funded Units, the Shares, the Non-Tradeable Warrants, the Non-Tradeable Warrant Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Over-Allotment Option Shares, the Over-Allotment Option Non-Tradeable Warrants, the Over-Allotment Option Non-Tradeable Warrant Shares, the Over-Allotment Option Pre-Funded Warrants and the Over-Allotment Option Pre-Funded Warrant Shares, and as described in the Registration Statement:

(i)	The Units, when delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;
(ii)	The Pre-Funded Units, when delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;
(iii)	The Shares underlying the Units, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;
(iv)	The Non-Tradeable Warrants underlying the Units and Pre-Funded Units, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(v)	The Non-Tradeable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Non-Tradeable Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;
(vi)	The Pre-Funded Warrants underlying the Pre-Funded Units, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(vii)	The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Pre-Funded Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;
(viii)	The Over-Allotment Option Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;
(ix)	The Over-Allotment Option Non-Tradeable Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(x)	The Over-Allotment Option Non-Tradeable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Non-Tradeable Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;
(xi)	The Over-Allotment Option Pre-funded Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and
(xii)	The Over-Allotment Option Pre-funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Pre-funded Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and, with respect to the enforceability of the Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

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